Exhibit 10.30
AMENDMENT 3
to the
CoreLogic, Inc. Deferred Compensation Plan

WHEREAS, CoreLogic, Inc. (the Company) maintains the CoreLogic, Inc. Deferred Compensation Plan (the Plan); and

WHEREAS, Section 9.1 of the Plan reserves to the Board or Plan Committee the right to amend the Plan; and

WHEREAS, the purpose of this Amendment No. 3 (the Amendment) to the Plan is to permit the senior vice president of human resources, general counsel, or the chief executive officer to approve adoption of the Plan by an Affiliate and to list out the existing Participating Companies; and

WHEREAS, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

NOW THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, effective as of May 1, 2011:

1.    Plan section 1.2(dd), Participating Company, is amended to read in its entirety as follows:

"'Participating Company' means the Company and each Affiliate that the Company, the Plan Committee, senior vice president of human resources, general counsel, or chief executive officer authorizes to participate in this Plan, provided that each such Affiliate‟s governing body has accepted such offer to have certain of its employees to be eligible to participate.

2.     Plan section 8.1, Adoption of the Plan, is amended to read in its entirety as follows:

"Any entity which is a subsidiary for which more than fifty percent (50%) of the value of the stock or other interest of such entity is owned by the Company may, with the consent and approval of the Company, the Plan Committee, senior vice president of human resources, general counsel, or chief executive officer (each an „Authorizing Party‟), adopt this Plan as a Participating Company for a select group of management and highly compensated employees. The adoption of this Plan by a Participating Company shall be effected by resolution of its board of directors or equivalent governing body. It shall not be necessary for any adopting Participating Company to formally execute the Plan as then in effect. As to the Participating Company, the effective date of the Plan shall be stated in its resolutions, and it shall assume all the rights, obligations and liabilities of a Participating Company under the Plan.

As an express condition of its of adoption of the Plan, each Participating Company agrees to each of the following conditions:

(a)	The Participating Company is bound by the terms and conditions of the Plan as the Authorizing Party may reasonably require;

(b)	The Participating Company must comply with all requirements and employee benefit rules of the Code, ERISA and applicable regulations for nonqualified retirement plans;

(c)
The Participating Company acknowledges the authority of the Company and the Plan Committee to review the Participating Company‟s compliance with the Plan procedures and to require changes in such procedures as the Company and the Plan Committee may reasonably deem appropriate;

(d)
The Participating Company authorizes the Company and the Plan Committee to act on its behalf with respect to matters pertaining to the Plan and Trust, including making any and all Plan and Trust amendments;

(e)
The Participating Company will cooperate fully with Plan officials and agents by providing information and taking actions as directed by the Plan Committee or the Company so as to allow for the efficient administration of the Plan and Trust; and

(f)	The Participating Company‟s status as a Participating Company is expressly conditioned on its being and continuing to be an Affiliate of the Company."

3.     Plan section 8.2(a), Withdrawal from the Plan, is amended to read in its entirety as follows:

"(a)     A Participating Company may, by resolution of its board of directors or equivalent governing body and approval by the Company, the Plan Committee, senior vice president of human resources, general counsel, or chief executive officer, withdraw from participation under the Plan. A withdrawing Participating Company may arrange for the continuation by itself or its successor of this Plan in a separate form for its own employees. The withdrawing Participating Company may arrange for continuation of the Plan by merger with an existing plan and request, subject to the Company‟s consent, the transfer to such plan of all Plan assets representing the benefits of its employees. "

4.	A new Appendix B, Participating Companies, is added to the Plan and shall read in accordance with Exhibit I attached hereto.

IN WITNESS WHEREOF, CoreLogic, Inc. has duly executed this Amendment 3 this 1st day of May, 2011.

CoreLogic, Inc.

By:________________

Employer Name	Participation Effective Date(1)	Participation End Date
AccuFacts Pre Employment Screening, Inc.	31-Jan-11
American Driving Records, Inc.
Americas Innovative Insurance Solutions
Ati Title Agency of Ohio Inc.
Corelogic Commerical Real Estate Services Inc. (formerly First American Commercial Real Estate Solutions)
CoreLogic Consumer Services, Inc.
CoreLogic Credco, LLC
CoreLogic Default Information Services, LLC (formerly First American Default Management Solutions)
CoreLogic Flood Services, LLC (formerly First Am Flood Hazard Certification, LLC)
CoreLogic Holdings II, Inc	1-Jan-11
CoreLogic Information Solutions, Inc. (formerly First American CoreLogic, Inc.)
CoreLogic Jenark, Inc.
CoreLogic National Background Data, LLC
CoreLogic Proxix Solutions, Inc. (formerly Proxix Solutions, Inc.)
CoreLogic Real Estate Solutions, LLC (formerly First American Real Estate Solutions, LLC)
CoreLogic SafeRent, Inc
CoreLogic Tax Services, LLC (formerly First American Real Estate Tax Svc, LLC)
CoreLogic US, Inc. (formerly First Advantage Corporation)
CoreLogic Valuation Services, LLC (formerly Quantrix, LLC and eAappraiseIT, LLC)
DecisionHR USA, Inc.	31-Jan-11
Dorado Network Systems Corporation	11-Mar-11
Finiti Group, LLC
Finiti Title, LLC
Finiti, LLC
First Advantage Background Services Corp.	31-Jan-11
First Advantage Litigation Consulting, LLC	31-Jan-11
First Advantage Occupational Health Services Corp.	31-Jan-11
First Advantage Tax Consulting Services, LLC	31-Jan-11
FPSDIRECT, LLC
LeadClick Media, Inc (correction formerly listed as Leadclick Holding Company, LLC)
Marketlinx, Inc.
Multifamily Community Insurance Agency, Inc.
PrideRock Holding Company, Inc	31-Jan-11
RealtyBid International, LLC	01-Jan-11
Rels Management Company, LLC
RELS Reporting Services, LLC
Rels Title Services, LLC
Rels, LLC
Speedy Title & Appraisal Review Services, LLC (STARS)	1-Apr-11
Teletrack, Inc. (formerly CoreLogic Teletrack, Inc.)

(1)     Other than Plan effective date